Exhibit 1.1

WELLTOWER OP LLC

C$750,000,000 3.850% Notes due 2031

C$400,000,000 4.150% Notes due 2033

UNDERWRITING AGREEMENT

July 6, 2026

RBC Dominion Securities Inc.

Scotia Capital Inc.

TD Securities Inc.

BMO Nesbitt Burns Inc.

As Representatives of the Several Underwriters

c/o RBC Dominion Securities Inc.

 Royal Bank Plaza

 200 Bay Street, 2nd Floor, North Tower

 Toronto, ON M5J 2W7

c/o Scotia Capital Inc.

 40 Temperance Street, 4th Floor

 Toronto, ON M5H 0B4

c/o TD Securities Inc.

 222 Bay Street, 7th Floor

 Toronto, ON M5K 1A2

c/o BMO Nesbitt Burns Inc.

 3rd Floor Podium, First Canadian Place

 100 King Street West

 Toronto, ON M5X 1H3

Ladies and Gentlemen:

Welltower OP LLC, a Delaware limited liability company (the “Operating Company”) and a subsidiary of Welltower Inc., a Delaware corporation (the “Company,” and together with the Operating Company, the “Transaction Entities”), and the Company propose, subject to the terms and conditions stated herein, for the Operating Company to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”): (a) C$750,000,000 aggregate principal amount of the

3.850% Notes due 2031 of the Operating Company (the “2031 Notes”) and (b) C$400,000,000 aggregate principal amount of the 4.150% Notes due 2033 of the Operating Company (the “2033 Notes,” and together with the 2031 Notes, the “Notes”). The Company will fully and unconditionally guarantee the principal, premium, if any, and interest in respect of each series of the Notes (collectively, the “Guarantees,” and together with the Notes, the “Securities”).

The 2031 Notes and the 2033 Notes and the related Guarantees will be issued pursuant to an Indenture, dated as of March 15, 2010, as amended by Supplemental Indenture No. 23, dated as of April 1, 2022 (as so amended, the “Base Indenture”), among the Company, the Operating Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto, to be dated as of July 13, 2026 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

References to “Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces and territories of Canada, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories. The Transaction Entities have prepared a preliminary Canadian offering memorandum dated July 6, 2026 relating to the Securities (the “Preliminary Canadian Offering Memorandum”), and the Transaction Entities agree to prepare a Canadian offering memorandum dated July 6, 2026 relating to the Securities (the “Canadian Offering Memorandum”).

As the Representatives, you have advised the Transaction Entities (a) that you are authorized to enter into this Agreement and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the Securities set forth in Schedule I hereto subject to the terms and conditions stated herein.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to the Underwriters as of the date hereof, at the Applicable Time (as defined below) and as of the Closing Date (as defined below) as follows:

(i) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File Nos. 333-286204 and 333-286204-01) in respect of the Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Transaction Entities not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The Transaction Entities and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and supplemented, have heretofore been delivered by the Transaction Entities to the Representatives. Such registration statement is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the Securities Act. “Prospectus” means the final prospectus (including the final prospectus supplement) relating to the Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to include any documents incorporated, or deemed to be incorporated, by reference therein prior to the Applicable Time, and any reference herein to any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to include any documents incorporated, or deemed to be incorporated, by reference therein at or after the Applicable Time and prior to the termination of the offering of the Securities by the Underwriters.

(ii) At the Applicable Time, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the Preliminary Canadian Offering Memorandum, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws, provided, however, that the Transaction Entities make no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Transaction Entities and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented by the most recent preliminary prospectus supplement relating to the Securities furnished to Underwriters for delivery to investors prior to the Applicable Time, including any documents incorporated, or deemed to be incorporated, by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Transaction Entities’ records pursuant to Rule 433(g) under the Securities Act, including each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company, the Operating Company and each subsidiary of the Company which is a significant subsidiary meeting the requirement of Rule 1-02 of Regulation S-X other than the Operating Company (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate, company or partnership power and authority, as applicable, to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees. The Operating Company has the limited liability company power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Transaction Entities and the Significant Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Transaction Entities and their subsidiaries, taken as a whole, (b) adversely affect the issuance, validity or enforceability of the Securities or the enforceability of the Indenture or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).

(iv) The Limited Liability Company Agreement of the Operating Company, dated as of May 24, 2022 (as amended, the “LLC Agreement”), is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity) (the exceptions referred to in clauses (x) and (y) above being referred to collectively as the “Enforceability Exceptions”), and is in full force and effect.

(v) The Notes have been duly authorized and, when executed, authenticated, issued and delivered pursuant to this Agreement and the Indenture, will (a) constitute valid and binding obligations of the Operating Company, enforceable against the Operating Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, and (b) be entitled to the benefits provided by the Indenture. The Guarantees have been duly authorized and, when the related Notes are executed, authenticated, issued and delivered pursuant to this Agreement and the Indenture, will (a) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability

Exceptions and (b) be entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and when the Supplemental Indenture is executed and delivered by the Company, the Operating Company and the Trustee, will constitute a valid and binding instrument of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions. The Securities and the Indenture will conform to the statements relating thereto contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(vi) The information contained in the line item “Common Stock” set forth in the latest consolidated balance sheet contained in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Commission (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and since such date, there has been no material change in such information. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(vii) The Commission has not issued a stop order in respect of the Registration Statement or an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Transaction Entities’ knowledge, threatened by the Commission. The Registration Statement complies, and the Prospectus and any amendments or supplements thereto will comply, as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder. The documents incorporated, or deemed to be incorporated, by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, at the time filed with the Commission complied, as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. The Prospectus and any amendments and supplements thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. Notwithstanding the foregoing, the Transaction Entities make no representations or warranties as to information contained in or omitted from the Registration Statement, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(viii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Transaction Entities notified or notify the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum that has not been superseded or modified.

(ix) Neither of the Transaction Entities has, directly or indirectly, distributed or will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Transaction Entities will file with the Commission all Issuer Free Writing Prospectuses required to be filed with the Commission in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(x) At the time (a) of filing of the Registration Statement, (b) of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) a Transaction Entity or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, each Transaction Entity was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Neither of the Transaction Entities has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(xi) (a) At the earliest time after the filing of the Registration Statement that a Transaction Entity or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause (b)), neither Transaction Entity was or is an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that a Transaction Entity be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(xii) The consolidated financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, present fairly in all material respects the consolidated financial position, cash flows and the results of operations of the Company and its consolidated subsidiaries at the indicated dates and for the indicated periods. To the Company’s and the Operating Company’s knowledge, such financial statements and the related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. The pro forma financial statements, including the notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in such pro forma financial statements. All disclosures contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Other than the financial statements, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, no other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or the Canadian Offering Memorandum.

(xiii) There is no action or proceeding pending or, to the knowledge of the Transaction Entities, threatened (a) against the Transaction Entities or their subsidiaries or (b) involving any property of the Transaction Entities or their subsidiaries before any court or administrative agency which, if determined adversely to the Transaction Entities or their subsidiaries, would reasonably be expected to result in a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(xiv) The Transaction Entities and their subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(xv) The Transaction Entities and their subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which either Transaction Entity or any of their subsidiaries is a party, and the guaranties of third parties (a) are the valid and binding obligations of such Transaction Entity or such subsidiaries, as the case may be, and, to the knowledge of the Transaction Entities, of all other parties thereto, and neither Transaction Entity knows of any default or defenses currently existing with respect thereto which would reasonably be expected to result in a Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum. Each mortgage which either Transaction Entity or any of their subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum constitutes a valid mortgage lien for the benefit of such Transaction Entity or such subsidiary, as the case may be, on such property.

(xvi) Each Transaction Entity has timely filed all federal, state and foreign tax returns which have been required to be filed (taking into account any valid extensions to the filing date thereof), except in any case in which the failure to timely file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either of the Transaction Entities, and has paid all taxes indicated by said returns or which would otherwise be delinquent except to the extent such taxes are being contested by appropriate proceedings diligently conducted in good faith (and for which adequate reserves required by GAAP have been created in the consolidated financial statements of the Company), except in any case in which the failure to pay would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either of the Transaction Entities. All material tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP. Each of the Transaction Entities does not have any notice or knowledge of any tax liability which could reasonably be expected to be determined adversely to the Transaction Entities and which could reasonably be expected to have a Material Adverse Effect.

(xvii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, (a) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Transaction Entities and their subsidiaries considered as one enterprise or the earnings, capital stock or limited liability company interests (as applicable), business affairs, management, or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business, (b) there have been no liabilities or obligations incurred by the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, and (c) there have been no transactions entered into by the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. There are no contingent obligations of the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise that are not disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(xviii) The Company is not in violation of its charter or by-laws, and the Operating Company is not in violation of the LLC Agreement. No subsidiary of the Company or the Operating Company is in violation of its charter or by-laws or other organizational document, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither of the Transaction Entities nor any of their subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Transaction Entities, their subsidiaries or their properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) would have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Securities and the performance by the Company and the Operating Company of all of their respective obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which either Transaction Entity or any of their subsidiaries is a party or by which it or any of their properties may be bound, or constitute a violation of its charter or by-laws, LLC Agreement or other organizational document or any order, rule or regulation applicable to the Transaction Entities, their subsidiaries or their properties of any court or of any regulatory body, administrative agency or other governmental body.

(xix) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Transaction Entities of this Agreement and the consummation of the transactions contemplated by this Agreement and the Indenture (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or may be necessary to qualify the Securities for public offering and sale by the Underwriters under state securities or Blue Sky laws and except as may be required under applicable Canadian Securities Laws in connection with the purchase and resale of the Securities and the filing of a report of exempt distribution under National Instrument 45-106 –

Prospectus Exemptions (“NI 45-106”) with payment of applicable filing fees to, and if applicable, delivery of the Canadian Offering Memorandum with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made and such delivery is required) has been obtained or made by the Transaction Entities, and is in full force and effect.

(xx) The Transaction Entities and their subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary for the conduct of their businesses, and neither of the Transaction Entities nor any of their subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Transaction Entities and their subsidiaries considered as one enterprise.

(xxi) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), has so qualified for the taxable years ended December 31, 1984 through December 31, 2024, and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year. The Operating Company was classified as a “qualified REIT subsidiary” of the Company under the Code from the time it became a subsidiary of the Company until May 24, 2022. Since May 24, 2022, the Operating Company has been and will continue to be classified as a disregarded entity or a partnership, which is not a “publicly traded partnership” taxable as a corporation, for U.S. federal tax purposes.

(xxii) To the Transaction Entities’ knowledge, Ernst & Young LLP (“Ernst & Young”), who has certified certain of the consolidated financial statements and related schedules of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”). Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries or other applicable entity, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(xxiii) The Transaction Entities and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement is accurate and complete in all material respects.

(xxiv) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Transaction Entities and their subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any significant deficiencies or material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxv) Neither of the Transaction Entities has, directly or indirectly, including through any subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or the Operating Company, or any family member or affiliate of any director or executive officer.

(xxvi) To the knowledge of the Transaction Entities, after due inquiry of their respective officers and directors, there are no affiliations with any FINRA member firm among the Transaction Entities’ respective officers, directors, members or principal stockholders (as applicable), except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, or as otherwise disclosed in writing to the Underwriters.

(xxvii) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xxviii) Neither of the Transaction Entities nor any of their respective officers, directors, members or interestholders, as applicable, have taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Notes. The Transaction Entities acknowledge that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

(xxix) Neither the Company nor the Operating Company is or, after giving immediate effect to the offer and sale of the Securities and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx) (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by a Transaction Entity or any of their subsidiaries, and, to the knowledge of the Transaction Entities, any such data processed or stored by third parties on behalf of a Transaction Entity or any of their subsidiaries), equipment or technology (collectively, “IT Systems and Data”) within the five year period prior to the date of this Agreement; (B) neither Transaction Entity nor any of their subsidiaries have been notified within the five-year period prior to the date of this Agreement of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Transaction Entities and their subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxxi) Neither of the Transaction Entities nor any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, member, partner, agent, employee, affiliate or other person acting on behalf of a Transaction Entity or their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anticorruption laws. The Transaction Entities and, to the knowledge of the Transaction Entities, the Transaction Entities’ affiliates have conducted their respective businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) The operations of the Transaction Entities and their subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving a Transaction Entity or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

(xxxiii) Neither of the Transaction Entities nor any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, member, partner, agent, employee or affiliate of a Transaction Entity or any of their subsidiaries is (a) currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (the “EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority, or (b) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Cuba, Iran, North Korea, Russia, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic); and neither of the Transaction Entities will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is subject to any United States sanctions administered by OFAC, UNSC, the EU, HMT or any other relevant sanctions authority.

2. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Operating Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Company, (a) the principal amount of the 2031 Notes set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional principal amount of the 2031 Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof) at a purchase price of 99.628% of the principal amount thereof, and (b) the principal amount of the 2033 Notes set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional principal amount of the 2033 Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof) at a purchase price of 99.601% of the principal amount thereof.

Payment for the Notes to be sold hereunder is to be made by Federal Funds wire transfer to an account designated by the Operating Company for the Notes to be sold by the Operating Company against delivery of the Notes to the Representatives. Such payment and delivery are to be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, at 9:00 a.m. New York time, on July 13, 2026 or at such other time and date thereafter as the Representatives and the Operating Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange (“NYSE”) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed). Each of the 2031 Notes and the 2033 Notes will be evidenced by one or more separate definitive global securities in book-entry form, fully registered in the name of CDS & Co., as nominee for CDS Clearing and Depository Services Inc. (“CDS”), or registered in such other names and in such denominations as the Representatives request in writing not later than the second full business day prior to the Closing Date. The global certificate(s) will be made available for inspection by the Representatives at least one business day prior to the Closing Date at such place as the Representatives, CDS and the Operating Company shall agree.

3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representatives deem it advisable to do so (provided that it is understood and agreed that the offering of the Securities in Canada by the Underwriters as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws). The Securities are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants and agrees with the Underwriters that:

(i) The Transaction Entities will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary in order to complete the distribution of the Securities and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Transaction Entities with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, neither Transaction Entity will file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act. Provided that the Underwriters comply with Section 19(f) hereof, the Transaction Entities will cause to be provided or filed all documents required to be provided to or filed with the applicable Canadian securities regulatory authorities in connection with the offering of Securities in Canada in accordance with applicable Canadian Securities Laws, including, without limitation, any offering memorandum (under applicable Canadian Securities Laws) and any reports of trade on Form 45-106F1 prescribed by NI 45-106, as applicable.

(ii) The Transaction Entities will (a) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by a Transaction Entity with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of each Issuer Free Writing Prospectus included in Schedule II hereto; (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping; and (d) not take any action that would result in an Underwriter or a Transaction Entity being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Transaction Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the 2031 Notes and the 2033 Notes, in form and substance satisfactory to the Representatives and as described on Schedule II, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Transaction Entities shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(iv) The Transaction Entities will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall have become effective, or any supplement to the Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, and the Transaction Entities will use their best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Securities for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification, and (e) of the issuance of any order, ruling or decision of any Canadian federal or provincial court or securities regulatory authority restricting or ceasing trading in any of the securities of the Issuer or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any Canadian federal or provincial court or securities regulatory authority of the institution or threatening of any proceeding for such purpose.

(v) The Operating Company will pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(vi) If at any time when Securities remain unsold by the Underwriters a Transaction Entity receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Transaction Entities will (a) promptly notify the Representatives, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (c) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Representatives of such effectiveness. The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which a Transaction Entity has otherwise become ineligible. References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

(vii) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Transaction Entities will, prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Transaction Entities are not eligible to file an automatic shelf registration statement, the Transaction Entities will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(viii) The Transaction Entities will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Preliminary Canadian Offering Memorandum as the Representatives may reasonably request. The Transaction Entities will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus and the Canadian Offering Memorandum, each in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Transaction Entities will furnish upon request to the Representatives signed copies of the Registration Statement and the Canadian Offering Memorandum and all amendments thereto including all exhibits filed therewith.

(ix) The Transaction Entities will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Prospectus and the Canadian Offering Memorandum. Subject to the provisions of Section 4(i) above, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Transaction Entities or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus or the Canadian Offering Memorandum in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus or the Canadian Offering Memorandum is delivered to a purchaser, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws, or, if it is necessary at any time to amend or supplement the Prospectus or the Canadian Offering Memorandum to comply with any law, the Transaction Entities promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or the Preliminary Canadian Offering Memorandum or supplement to the Prospectus or the Canadian Offering Memorandum or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus or the Canadian Offering Memorandum so that the Prospectus or the Canadian Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading or to correct a “misrepresentation” as defined under applicable Canadian Securities Laws contained therein, or so that the Prospectus or the Canadian Offering Memorandum will comply with law.

(x) Subject to the provisions of Section 4(i) above, if the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Transaction Entities or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading or to correct a “misrepresentation” as defined under applicable Canadian Securities Laws contained therein, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Transaction Entities promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(xi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xii) The Company will, for a period of five years from the Closing Date, furnish upon request to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and the Company will furnish upon request to the Representatives, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(xiii) Neither the Company nor the Operating Company will, during the period beginning on the date hereof and continuing to and including the business day following the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or the Operating Company which are substantially similar to the Securities without the Representatives’ prior written consent.

(xiv) The Transaction Entities will use the net proceeds from the sale of the Securities pursuant to this Agreement in the manner specified under the heading “Use of Proceeds” in the Prospectus and the Canadian Offering Memorandum.

(xv) The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a real estate investment trust under the Code for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified.

(xvi) The Operating Company will use its reasonable best efforts to maintain its classification for U.S. federal income tax purposes as a disregarded entity or partnership that is not a “publicly traded partnership” taxable as a corporation.

5. Costs and Expenses. The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters to pay all costs, expenses and fees incident to the performance of their obligations under this Agreement and the Indenture, including, without limiting the generality of the foregoing, the following: the fees incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee; the fees payable to rating agencies in connection with the rating of the Securities; accounting fees of the Transaction Entities; the fees and disbursements of counsel for the Transaction Entities; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum, this Agreement, the Indenture and any supplements or amendments thereto; the fees incident to any listing of the Securities on any securities exchange; the filing fees of the Commission; all fees payable in connection with the filing of any Form 45-106F1 with applicable Canadian securities regulatory authorities; the fees payable to the Canadian Investment Regulatory Organization (CIRO); the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Securities; and the reasonable and documented fees and out-of-pocket expenses of Sidley

Austin LLP and McCarthy Tétrault LLP, counsel to the Underwriters up to C$400,000 excluding taxes and disbursements. Any transfer taxes imposed on the sale of the Securities to the several Underwriters will be paid by the Transaction Entities. Neither Transaction Entity shall, however, be required to pay for any other of the Underwriters’ expenses, except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) or Section 10(i)(g) hereof, or by reason of any failure, refusal or inability on the part of either Transaction Entity to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Transaction Entities shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder, but the Transaction Entities shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Securities.

6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Transaction Entities contained herein, and to the performance by the Transaction Entities of their covenants and obligations hereunder and to the following additional conditions (provided it is understood and agreed that the offering of the Securities in Canada by the Underwriters as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws):

(i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Transaction Entities, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in, nor shall any notice have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an affirmation or improvement in, the rating, if any, accorded any securities of or guaranteed by a Transaction Entity by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iii) The Representatives shall have received on the Closing Date the opinions and statements of Gibson, Dunn & Crutcher LLP, counsel for the Transaction Entities, dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, to the effect set forth in Exhibits A and B. In rendering such opinions, such counsel may rely as to matters governed by the laws of states other than the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates.

In addition, Gibson, Dunn & Crutcher LLP shall also state that, except for (1) the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein and (2) the Statement of Eligibility on Form T-1 of the Trustee and any information derived therefrom, as to all of which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led it to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of its date, was not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder or (b)(i) that the Registration Statement, at the time it became effective and as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws or (iii) that the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws.

The Representatives shall have received on the Closing Date the opinions and statements of Goodmans LLP, Canadian counsel for the Transaction Entities (or, with respect to matters governed by the laws of a province or territory of Canada other than Ontario, such other qualified Canadian counsel as may be acceptable to the Representatives), dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, substantially to the effect set forth in Exhibit C.

(iv) The Representatives shall have received on the Closing Date the opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, with respect to such matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Transaction Entities and public officials.

The Representatives shall have received on the Closing Date the opinion of McCarthy Tétrault LLP, Canadian counsel for the Underwriters, dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, with respect to such matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Transaction Entities and public officials.

(v) On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Transaction Entities, a letter dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to the Representatives, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(vi) On the Closing Date, the Representatives shall have received from Ernst & Young, independent registered public accountants for the Transaction Entities, a letter dated such date, addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (v) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(vii) The Representatives shall have received on the Closing Date a certificate or certificates of the Co-President and Chief Financial Officer and the Chief Legal Officer, General Counsel and Corporate Secretary of the Company and the Co-President and Chief Financial Officer and the Chief Legal Officer, General Counsel and Assistant Secretary of the Operating Company, to the effect that on and as of the Closing Date:

(a) No stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum has been issued, and no proceedings for such purpose have been taken or are, to his/her knowledge, contemplated by the Commission or any Canadian securities authority or Canadian court.

(b) Subsequent to the delivery of this Agreement and prior to the Closing Date, there shall not have occurred any (1) Material Adverse Effect or (2) downgrading in, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an affirmation or improvement in, the rating, if any, accorded any securities of or guaranteed by a Transaction Entity by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c) The representations and warranties of the Transaction Entities as set forth in this Agreement are true and correct as of the Closing Date as if made on such date. Each of the Transaction Entities has performed all of its respective obligations under this Agreement as are to be performed at or before the Closing Date.

The certifications made pursuant to this Section 6(vii) shall be deemed made jointly and severally by the Transaction Entities.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Transaction Entities of such termination in writing or by telecopy at or prior to the Closing Date. In such event, the Transaction Entities and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Conditions of the Obligations of the Operating Company. The obligations of the Operating Company to sell and deliver the Notes required to be delivered as and when specified in this Agreement are subject to the conditions that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(i) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such Affiliate, officer, director or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact, or “misrepresentation” as defined under applicable Canadian Securities Laws, contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendment or supplement thereto, or included in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws in the case of the Registration Statement or any amendment thereto, and in light of the circumstances under which they were made in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendment or supplement thereto, or any Marketing Materials, and will reimburse each such Underwriter and each such Affiliate, officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such Affiliate, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or “misrepresentation” as defined under applicable Canadian Securities Laws, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Transaction Entities by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Transaction Entities may otherwise have.

(ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Transaction Entities, each of its directors (as applicable), each of its officers who have signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Transaction Entities or any such director, officer or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, or “misrepresentation” as defined under applicable Canadian Securities Laws, contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws in the case of the Registration Statement or any amendment thereto, and in light of the circumstances under which they were made in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendment or supplement thereto, and will reimburse any legal or other expenses reasonably incurred by such Transaction Entity or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or misrepresentation or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished by such Underwriter to the Transaction Entities by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Sections 8(i) or (ii) or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) and by the Transaction Entities in the case of parties indemnified pursuant to Section 8(ii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Transaction Entities hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless the indemnified party is contesting in good faith the amount so reimbursable).

(iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities and the Underwriters from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the Underwriters bear to the total proceeds of the offering of the Notes (the proceeds received by the Underwriters being equal to the total underwriting discounts received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts applicable to the Notes purchased by such Underwriter and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

(v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, or any Marketing Materials, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to RBC Dominion Securities Inc., Royal Bank Plaza, 200 Bay Street, 2nd Floor, North Tower, Toronto, ON M5J 2W7, Attention: William Lumsden, Email: william.lumsden@rbccm.com; Scotia Capital Inc., 40 Temperance Street, 4th Floor, Toronto, ON M5H 0B4, Attention: Jenna Dicks, Email: jenna.dicks@scotiabank.com; TD Securities Inc., 222 Bay Street, 7th Floor, Toronto, ON M5K 1A2, Attention: Mark Laing, Email: Mark.Laing@tdsecurities.com; BMO Nesbitt Burns Inc., 3rd Floor Podium, First Canadian Place, 100 King Street West Toronto, ON M5X 1H3, Attention: Rohan Sharma, Email: Rohan.Sharma@bmo.com; and if to the Company or the Operating Company, to Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: Matthew McQueen, Chief Legal Officer and General Counsel.

10. Termination. This Agreement may be terminated by the Representatives by notice to the Transaction Entities as follows: (i) at any time prior to the Closing Date if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Transaction Entities and their subsidiaries considered as one enterprise or the earnings, business affairs, management or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Securities impracticable or inadvisable; (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or Canada would, in your judgment, make the offering or delivery of the Securities impracticable or inadvisable; (c) trading in securities generally on the NYSE, the NYSE MKT Equities or the NASDAQ, or in the Company’s or the Operating Company’s securities on the NYSE, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange; (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company or the Operating Company; (e) declaration of a banking moratorium by either Canadian, U.S. federal or New York State authorities or material disruption in securities settlement or clearance services in the United States; (f) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or (g) any downgrading in, or the giving of any notice of (1) any intended or potential downgrading in, or (2) any review or possible change that does not indicate an affirmation or improvement in, the rating, if any, accorded to any securities of or guaranteed by the Company or the Operating Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; or (ii) as provided in Sections 6 and 11 of this Agreement.

11. Default by Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date (except in the event of a default on the part of a Transaction Entity), and the aggregate principal amount of the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate principal amount of the particular series of Notes to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Notes by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated severally in the proportions that the principal amount of such Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date (except in the event such failure or refusal has been caused by a default on the part of a Transaction Entity) and the aggregate principal amount of Notes with respect to which such default (except in the event of a default on the part of a Transaction Entity) occurs is more than ten percent of the aggregate principal amount of the particular series of Notes to be purchased, and arrangements satisfactory to the Representatives and the Transaction Entities for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Notes without liability on the part of any non-defaulting Underwriter or the Transaction Entities. In any such case either the Representatives or the Transaction Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package, the Prospectus or the Canadian Offering Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Transaction Entities and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of Notes merely because of such purchase.

13. Information Provided by Underwriters. The Transaction Entities and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Transaction Entities for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum consists of the information set forth in the third and eighth through tenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. No Advisory or Fiduciary Relationship. Each of the Company and the Operating Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Securities. The Company and the Operating Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to either the Company or the Operating Company, their respective management, stockholders or members (as applicable), creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Operating Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Operating Company hereby confirm their understanding and agreement to that effect. The Transaction Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Operating Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to either the Company or the Operating Company. The Company and the Operating Company hereby waive and release, to the fullest extent permitted by law, any claims that the Company and/or the Operating Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Operating Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Transaction Entities and each of the Underwriters submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and members (as applicable), and its respective affiliates) and each of the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

18. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, or by or on behalf of either of the Transaction Entities, or their respective directors, officers or controlling persons and (iii) delivery of and payment for the Securities under this Agreement.

19. Certain Agreements of the Underwriters. Each Underwriter severally represents, covenants and agrees, on the basis that such Underwriter will not be liable to the Issuer or the Guarantor under this Section 19 or under any other provision of this Agreement with respect to a default under this Section 19 or such other provision by another Underwriter, that:

(a) Such Underwriter will use commercially reasonable efforts to confirm that each Canadian purchaser: (A) is an “accredited investor” (as defined in NI 45-106 or Section 73.3 of the Securities Act (Ontario)) that is also a “permitted client” (as such term is defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations); (B) is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106; and (C) is purchasing as principal (or deemed to be purchasing as principal under Canadian Securities Laws); such Underwriter will use commercially reasonable efforts to obtain and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and will provide to the Transaction Entities forthwith upon written request all such information or documentation as the Transaction Entities may reasonably request in good faith and solely for the purpose of verifying compliance with the exemption, correcting any required filings and responding to regulatory inquiries with respect thereto.

(b) If such Underwriter involves any members of any banking, selling or other group in the distribution of the Securities, such Underwriter will use commercially reasonable efforts to cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph (a) and the subsequent subparagraphs (c) and (d) to be contained in an agreement with each of the members of such group in favor of the Transaction Entities and shall use its commercially reasonable efforts to cause the members of such group to comply with Canadian Securities Laws.

(c) Such Underwriter has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (A) the Preliminary Canadian Offering Memorandum, (B) the Canadian Offering Memorandum, (C) any Issuer Free Writing Prospectus listed on Schedule II hereto or (D) any other documentation forming part of the General Disclosure Package.

(d) Such Underwriter is duly registered as an “investment dealer” or “exempt market dealer” as defined under applicable Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in the applicable Canadian provinces where it has offered and sold the Securities to Canadian Purchasers and is in material compliance with the terms and conditions of such registration or exemption.

(e) Such Underwriter will comply with all relevant Canadian Securities Laws in distributing the Securities.

(f) Such Underwriter will: (A) as soon as practicable and in any event within three (3) business days of the Closing Date, provide to the Transaction Entities the information pertaining to each such purchaser of the Securities as required to be disclosed in Form 45-106F1 and the related schedules under Form 45-106F1 and acknowledges, authorizes and consents to the delivery or filing, as applicable, by the Issuer of the report on Form 45-106F1 under NI 45-106 (and any equivalent report required under Canadian Securities Laws) with the applicable Canadian securities regulators; and (B) provide any further information to the Issuer, upon written request, that is required for the purpose of calculating fees payable to the applicable Canadian securities regulators in connection with the distribution of the Securities and to allow the Issuer to complete the Form 45-106F1.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, will become a binding agreement among the Company, the Operating Company and the Underwriters in accordance with its terms.

Very truly yours,

WELLTOWER INC.

/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

WELLTOWER OP LLC

/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and Assistant Secretary

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC DOMINION SECURITIES INC.
SCOTIA CAPITAL INC.
TD SECURITIES INC.
BMO NESBITT BURNS INC.

As Representatives of the Underwriters listed on Schedule I

RBC DOMINION SECURITIES INC.

/s/ William Lumsden
Name:	William Lumsden
Title:	Managing Director

SCOTIA CAPITAL INC.

/s/ Jenna Dicks
Name:	Jenna Dicks
Title:	Managing Director

TD SECURITIES INC.

/s/ Mark Laing
Name:	Mark Laing
Title:	Managing Director

BMO NESBITT BURNS INC.

/s/ Rohan Sharma
Name:	Rohan Sharma
Title:	Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Operating Company is a validly existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

2. The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3. Each subsidiary listed on Annex A is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation as set forth opposite its name on Annex A.

4. Each of the Operating Company and the Company has all requisite limited liability company or corporate power, respectively, to execute and deliver the Underwriting Agreement, the Indenture, the certificates evidencing the global Notes and the Guarantees (collectively, the “Note Documents”) to which it is a party and to perform its obligations thereunder.

5. The execution and delivery by each of the Operating Company and the Company of the Note Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company or corporate action. Each of the Underwriting Agreement and the Indenture has been duly executed and delivered by the Operating Company and the Company.

6. The Indenture constitutes a legal, valid and binding obligation of the Operating Company and the Company, enforceable against the Operating Company and the Company in accordance with its terms.

7. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Operating Company entitled to the benefits provided by the Indenture, enforceable against the Operating Company in accordance with their terms.

Exhibit A - 1

8. When the Notes and the Guarantees endorsed thereon have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, each such Guarantee will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9. The execution and delivery by each of the Operating Company and the Company of the Note Documents to which it is a party, the performance of its respective obligations thereunder, and the issuance by the Operating Company of the Notes to the Underwriters:

(i) do not and will not violate the charter or bylaws or other constitutive documents of the Operating Company or the Company;

(ii) do not and will not (A) based solely upon review of such agreements, result in a breach of or default under or (B) result in or require the creation or imposition of any lien or encumbrance upon any assets of the Operating Company or the Company under any agreement to which the Operating Company or the Company is a party that is identified to us in a certificate of the Operating Company as being material to the Operating Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(iii) do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Operating Company or the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under the Delaware Limited Liability Company Act or the Delaware General Corporation Law or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), except for such filings or approvals as already have been made or obtained.

10. Neither the Operating Company nor the Company is or, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the General Disclosure Package and the Prospectus, will be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 10, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

11. Insofar as the statements in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” purport to describe specific provisions of the Notes or the other Note Documents, such statements present in all material respects an accurate summary of such provisions.

Exhibit A - 2

12. Any required filing pursuant to Rule 433 under the Securities Act of each Issuer Free Writing Prospectus that is identified on Schedule II to the Underwriting Agreement has been made within the time period required by Rule 433(d) under the Securities Act and any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 under the Securities Act.

Exhibit A - 3

ANNEX A

List of Material Subsidiaries of the Operating Company

1.	Aspen Tower Investments LTD (Jersey)

2.	HCN UK Investments Limited (Jersey)

3.	WELL UK SubREIT LLC (Delaware)

4.	WELL US SubREIT LLC (Delaware)

5.	Welltower OM Group LLC (Delaware)

6.	Welltower TRS HoldCo LLC (Delaware)

Exhibit A - 4

ANNEX B

Material Contracts

1.	Indenture, dated as of March 15, 2010, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

2.	Supplemental Indenture No. 5, dated as of March 14, 2011, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

3.	Supplemental Indenture No. 7, dated as of December 6, 2012, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

4.	Supplemental Indenture No. 9, dated as of November 20, 2013, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

5.	Supplemental Indenture No. 10, dated as of November 25, 2014, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

6.	Supplemental Indenture No. 13, dated as of April 10, 2018, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

7.	Supplemental Indenture No. 14, dated as of August 16, 2018, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

8.	Supplemental Indenture No. 15, dated as of February 15, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

9.	Supplemental Indenture No. 16, dated as of August 19, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

10.	Supplemental Indenture No. 17, dated as of December 16, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

11.	Supplemental Indenture No. 18, dated as of June 30, 2020, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

12.	Supplemental Indenture No. 19, dated as of March 25, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

13.	Supplemental Indenture No. 20, dated as of June 28, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

14.	Supplemental Indenture No. 21, dated as of November 19, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

15.	Supplemental Indenture No. 22, dated as of March 31, 2022, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

Exhibit A - 5

16.	Supplemental Indenture No. 23, dated as of April 1, 2022, among the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

17.	Supplemental Indenture No. 24, dated as of June 27, 2025, among the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

18.	Amendment No. 1 to Supplemental Indenture No. 24, dated as of August 4, 2025, among the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

19.	Indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Operating Company and BNY Trust Company of Canada.

20.	Second Supplemental Indenture, dated as of December 20, 2019, by and among HCN Canadian Holdings-1 LP, the Operating Company and BNY Trust Company of Canada.

21.	Indenture, dated as of May 11, 2023, among the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

22.	Indenture, dated as of July 11, 2024, among the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

23.

Amended and Restated Credit Agreement, dated as of March 6, 2026, by and among the Company, Operating Company, KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as joint bookrunners for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC and KeyBanc Capital Markets Inc., as U.S. joint lead arrangers for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers for the Revolving A Facility and the Revolving B Facility; Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as co-syndication agents for the Revolving A Facility and the Revolving B Facility; MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Citizens Bank, N.A., The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, Truist Bank, The Bank of New York Mellon, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch Banco Santander, S.A., New York Branch and BMO Bank, N.A., as co-senior managing agents; Capital One, National Association and U.S. Bank National Association, as managing agents; and Crédit Agricole Corporate and Investment Bank, as sustainability structuring agent.

Exhibit A - 6

EXHIBIT B

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

1. Welltower Inc. had been organized and had operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2011 through December 31, 2021;

2. the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2022 through December 31, 2025;

3. the Company’s organization and current and proposed method of operations, if continued, will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for each of its taxable years ending after December 31, 2025; and

4. to the extent that the statements in the Annual Report under the caption “Taxation,” as supplemented by the statements in the Prospectus Supplement under the caption “Additional U.S. Federal Income Tax Considerations,” purport to describe specific provisions of the Code or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions.

Exhibit B - 1

EXHIBIT C

FORM OF OPINION OF GOODMANS LLP

PURSUANT TO SECTION 6(iii)

Based upon and subject to the foregoing, and to the qualifications expressed below, we are of the opinion that:

1.

The issuance and sale of the Notes by the Operating Company to the Underwriters and the offer and sale of the Notes by the Underwriters to Purchasers resident in the Province is exempt from the prospectus requirements of the applicable Canadian Securities Laws and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under those Canadian Securities Laws to permit the issuance and sale of the Notes by the Operating Company through the Underwriters to the Purchasers in the Province; however, the Operating Company is required to file a report prepared and executed in accordance with NI 45-106 and any local requirements (Form 45-106F1), accompanied by any applicable prescribed fees and if applicable in the Province, together with a copy of the Canadian Offering Memorandum.

2.

The first trade of the Notes by a Purchaser to whom the Canadian Securities Laws apply will be a distribution or otherwise subject to the prospectus requirements of the Canadian Securities Laws unless:

(a)	the Operating Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such first trade;

(b)	at least four months have elapsed from the date of distribution of the Notes;

(c)

the certificates representing the Notes carry the legend required by Section 2.5(2)3(ii) of National Instrument 45-102 – Resale of Securities (or Purchasers received written notice containing such legend restriction);

(d)	the trade is not a “control distribution” as defined in National Instrument 45-102 - Resale of Securities;

(e)	no unusual effort is made to prepare the market or to create a demand for the Notes and no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(f)

if the seller of the Notes is an “insider” or “officer” of the Operating Company (as those terms are defined in such Canadian Securities Laws), the seller has no reasonable grounds to believe that the Operating Company is in default of any requirement of securities legislation.

Exhibit C - 1

SCHEDULE I

Schedule of Underwriters

Underwriter	Principal Amount of Securities to be Purchased
	2031 Notes		2033 Notes
RBC Dominion Securities Inc.	C$	247,500,000	C$	132,000,000
Scotia Capital Inc.	C$	225,000,000	C$	120,000,000
TD Securities Inc.	C$	225,000,000	C$	120,000,000
BMO Nesbitt Burns Inc.	C$	37,500,000	C$	20,000,000
CIBC World Markets Inc.	C$	15,000,000	C$	8,000,000

Total	C$	750,000,000	C$	400,000,000

Schedule I - 1

SCHEDULE II

Pricing Term Sheet, dated July 6, 2026, as filed with the SEC as an Issuer Free Writing Prospectus.

Schedule II - 1

Issuer Free Writing Prospectus, dated July 6, 2026

Filed Pursuant to Rule 433 Relating to the

Preliminary Prospectus Supplement, dated July 6, 2026 and

Registration Statement Nos. 333-286204 and 333-286204-01

WELLTOWER OP LLC, AS ISSUER

AND

WELLTOWER INC., AS GUARANTOR

PRICING TERM SHEET

Issuer:	Welltower OP LLC (the “Company”)

Guarantor:	Welltower Inc.

Title of Securities:	3.850% Notes due 2031 (the “2031 Notes”) 4.150% Notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Notes”)

Principal Amount:	2031 Notes: C$750,000,000 2033 Notes: C$400,000,000

Trade Date:	July 6, 2026

Settlement Date:	July 13, 2026 (T+5); under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Maturity Date:	2031 Notes: August 15, 2031 2033 Notes: August 15, 2033

Interest Payment Dates:	2031 Notes: February 15 and August 15, commencing on February 15, 2027 2033 Notes: February 15 and August 15, commencing on February 15, 2027

Coupon:	2031 Notes: 3.850% per year, accruing from July 13, 2026 2033 Notes: 4.150% per year, accruing from July 13, 2026

Price to Public:	2031 Notes: 99.978% of the principal amount, plus accrued interest, if any, from July 13, 2026 2033 Notes: 99.971% of the principal amount, plus accrued interest, if any, from July 13, 2026

Yield to Maturity:	2031 Notes: 3.854% 2033 Notes: 4.154%

Benchmark Bond:	2031 Notes: CAN 1.50% due June 1, 2031 2033 Notes: CAN 2.75% due June 1, 2033

Schedule II - 2

Spread to Benchmark Bond:	2031 Notes: +79.7 basis points, which includes a curve adjustment of +1.7 bps 2033 Notes: +94.5 basis points, which includes a curve adjustment of +1.5 bps

Benchmark Bond Price/Yield:	2031 Notes: C$92.960 / 3.057% 2033 Notes: C$97.175 / 3.209%

GoC Curve:	2031 Notes: CAN 1.50% due June 1, 2031 and CAN 1.50% due December 1, 2031 2033 Notes: CAN 2.75% due June 1, 2033 and CAN 3.25% due December 1, 2033

Spread versus GoC Curve:	2031 Notes: 78.0 basis points 2033 Notes: 93.0 basis points

Optional Redemption:	Prior to the applicable Par Call Date (as set forth below), the Company may redeem the Notes of each series, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the Canada Yield Price (as defined in the Company’s preliminary prospectus supplement dated July 6, 2026 (the “Preliminary Prospectus Supplement”)), plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the applicable Par Call Date, the Company may redeem the Notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Make-Whole Call:	2031 Notes: +19.5 basis points 2033 Notes: +23.0 basis points

Par Call Date:	2031 Notes: July 15, 2031 (One month prior to the Maturity Date) 2033 Notes: June 15, 2033 (Two months prior to the Maturity Date)

Business Day Convention:	A “business day” is any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York or Toronto, Ontario, Canada are authorized or required by law or executive order to close.

Following Business Day:	If an interest payment date or the maturity date or any earlier redemption date falls on a day that is not a business day, the related payment of principal, premium, if any, and/or interest will be made on the next business day as if made on the date the payment was due and no interest will accrue on the amount payable for the period from and after that interest payment date or the maturity date, or such redemption date, as the case may be.

Day Count Convention:	For a full semiannual interest period, interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semiannual interest period, interest on the notes will be computed on the basis of a 365-day year and the actual number of days in such interest period (Actual/Actual Canadian Compound Method).

Anticipated Ratings:* (Moody’s/S&P)	[Intentionally Omitted.]

Schedule II - 3

Additional Amounts	Subject to certain exceptions and limitations set forth herein, the Company will pay additional amounts on the Notes as are necessary in order that the net payment by the Company of the principal of, and premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, duty, assessment or governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts” in the Preliminary Prospectus Supplement.

Redemption for Tax Reasons	The Company may redeem all, but not less than all, of the Notes of either series in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) which would obligate the Company to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest on the notes to, but not including, the redemption date. See “Description of the Notes—Redemption for Tax Reasons” in the Preliminary Prospectus Supplement.

Form of Distribution in Canada:	The distribution of the Notes is being made on a private placement basis to purchasers in each of the provinces of Canada (the “Offering Jurisdictions”) under a Canadian offering memorandum dated July 6, 2026 (the “Canadian Offering Memorandum”), which will include the prospectus dated March 28, 2025, as supplemented by the final prospectus supplement of the Company to be dated July 6, 2026, that forms part of the registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). The distribution will be made in reliance on statutory exemptions from the prospectus requirements of Canadian securities laws applicable in each of the Offering Jurisdictions and, in particular, the Notes will only be sold in the Offering Jurisdictions pursuant to the “accredited investor exemption” (as defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45- 106”)) to purchasers that are “accredited investors” (as such term is defined in NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable), who purchase the Notes as principal (or are deemed to be purchasing as principal) and that are also “permitted clients” (as such term is defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations).

Form of Distribution in the United States:	The distribution of the Notes is being made pursuant to registration with the SEC under the U.S. Securities Act of 1933, as amended.

Resale Restriction in Canada:

Any resale of the Notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable provincial securities laws.

Except in the Province of Manitoba, unless permitted under Canadian securities legislation, a holder of the Notes must not trade the Notes before the date that is four months and one day after the later of (i) the date of distribution, and (ii) the date the Company becomes a reporting issuer in any province or territory of Canada.

In the Province of Manitoba, unless otherwise permitted under applicable Canadian securities legislation or with the prior written consent of the applicable regulator, a holder of the Notes must not trade the security before the date that is twelve months and a day after the date the holder acquired the security.

Schedule II - 4

The Company is not currently a reporting issuer in any province or territory of Canada and the Company has no intention of becoming a reporting issuer in any province or territory of Canada in the foreseeable future.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent, Registrar and Transfer Agent:	Computershare Advantage Trust of Canada

Settlement/Form:	CDS Clearing and Depository Services Inc. / Book Entry (Global Note)

Joint Book-Running Managers:	RBC Dominion Securities Inc. Scotia Capital Inc. TD Securities Inc. BMO Nesbitt Burns Inc.

Co-Manager:	CIBC World Markets Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to withdrawal or revision at any time.

The Company and the Guarantor have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you make a decision to invest, you should read the Preliminary Prospectus Supplement for this offering, the related prospectus in that registration statement and other documents the Company and the Guarantor have filed with the SEC for more complete information about the Company, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, the Guarantor, any underwriter or any dealer participating in this offering will arrange to send you the Preliminary Prospectus Supplement and the prospectus if you request it by contacting RBC Dominion Securities Inc. at +1-416-842-6311, Scotia Capital Inc. at 1-416-863-7776, TD Securities Inc. at 1-800-263-5292 and BMO Nesbitt Burns Inc. at +1-416-359-6359.

No EU PRIIPs KID – No key information document (“KID”) required by Regulation (EU) No. 1286/2014 has been prepared as the Notes are not available to retail investors in the EEA .

No UK CCI disclosure document – No disclosure document required by the UK FCA’s Product Disclosure Sourcebook has been prepared as the Notes are not available to retail investors in the UK.

In the United Kingdom, this communication is only being distributed to and is only directed at (1) persons having professional experience in matters relating to investment who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (2) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts described in Article 49(2)(a) to (c) of the Order, and (3) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or be caused to be communicated.

Schedule II - 5

The foregoing description of some of the terms of the Notes is not complete and is subject to, and qualified in its entirety by, reference to the Preliminary Prospectus Supplement and the accompanying base prospectus dated March 28, 2025 (the “Base Prospectus”) and the Company’s preliminary Canadian offering memorandum dated July 6, 2026, as applicable, which includes the Preliminary Prospectus Supplement and the Base Prospectus (collectively the “Preliminary Canadian Offering Memorandum”), and the documents incorporated and deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Preliminary Prospectus Supplement, the Base Prospectus or the Preliminary Canadian Offering Memorandum. Prospective purchasers should review the Preliminary Prospectus Supplement, the Base Prospectus and the Preliminary Canadian Offering Memorandum, as applicable, for a more detailed description of some of the terms of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained or incorporated by reference in the Preliminary Prospectus Supplement, the Base Prospectus and the Preliminary Canadian Offering Memorandum, and the Company and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another electronic messaging system.

Schedule II - 6